Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2014, with respect to the consolidated financial statements of PhotoMedex Inc. included in the annual report of PhotoMedex Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement and Prospectus of PhotoMedex Inc. on Form S-3 (File No. 333-178751, effective January 13, 2012).

/s/FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel Aviv, Israel
March 17, 2014

E-23.1